UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

Schedule 14A

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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Mountain Crest Acquisition Corp. V
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

Mountain Crest Acquisition Corp. V is filing this amendment to its definitive proxy statement on Schedule 14A, dated May 12, 2023 and filed with the Securities and Exchange Commission on May 22, 2023 (the “Proxy Statement”) to correct the proxy card that was inadvertently included in the Proxy Statement. The proxy card has been corrected to include Proposal 6 (the Escrow Proposal) and Proposal 7 (the NTA Requirement Amendment Proposal), which are set forth in the Proxy Statement. No other changes have been made to the Proxy Statement.

The date of this amendment is May 24, 2023.

PROXY CARD

Mountain Crest Acquisition Corp. V

311 West 43rd Street, 12th Floor

New York, New York 10036

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MOUNTAIN CREST ACQUISITION CORP. V

The undersigned hereby appoints Suying Liu as proxy (the “proxy”), with full power to act, with the power to appoint a substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all common stock of Mountain Crest Acquisition Corp. V (“Mountain Crest”) held of record by the undersigned on May 17, 2023 at the special meeting of stockholders to be held on June 23, 2023 at 10:00 a.m., Eastern Time, or any postponement or adjournment thereof (the “Special Meeting”) in a virtual meeting format at https://www.cstproxy.com/mcacquisitionv/2023. Due to the public health concerns relating to the COVID-19 pandemic, after careful consideration, Mountain Crest has determined that the Special Meeting will be a virtual meeting conducted exclusively via live webcast to facilitate stockholder attendance and participation while safeguarding the health and safety of Mountain Crest’s stockholders, board of directors and management. To register and receive access to the virtual meeting, stockholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’ discretion on such other matters as may properly come before the Special Meeting, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the Special Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE STOCKHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 8 BELOW. MOUNTAIN CREST’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1)	Proposal 1. Business Combination Proposal — to approve and adopt the Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), dated as of October 19, 2022, by and among AUM Biosciences Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 201810204D (“AUM”), Mountain Crest, AUM Biosciences Limited, a Cayman Islands exempted company (“Holdco”), AUM Biosciences Subsidiary Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 202238778Z (“Amalgamation Sub”) and AUM Biosciences Delaware Merger Sub, Inc., a Delaware corporation (“Merger Sub”), as amended;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal 2. Redomestication Proposal — to approve the “redomestication” from Delaware to Cayman Islands that will take place with respect to the new public holding company pursuant to the terms of the Business Combination Agreement;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal 3. Nasdaq Proposal — to approve, for purposes of complying with applicable listing rules of Nasdaq, or Nasdaq Listing Rules, the issuance of more than 20% of the current total issued and outstanding ordinary shares of Holdco pursuant to the terms of the Business Combination Agreement;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposal 4. Incentive Plan Proposal — to approve Holdco’s 2023 Share Incentive Plan;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Proposal 5. Holdco Charter Proposal — to amend and restate Holdco’s memorandum and articles of association;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	Proposal 6. Escrow Proposal — to terminate the Stock Escrow Agreement;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	Proposal 7. NTA Requirement Amendment Proposal — to amend Mountain Crest’s Amended and Restated Certificate of Incorporation to expand the methods that Mountain Crest may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8)	Proposal 8. Adjournment Proposal — to adjourn the Special Meeting under certain circumstances, which are more fully described in the accompanying proxy statement/prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.